UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 19, 2008
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 19, 2008, the Board of Directors (the “Board”) of Del Monte Foods Company (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted amendments to Sections 1, 2 and 3 of Article VI of the Company’s Bylaws. The amendments eliminate a requirement that certificates be issued evidencing shares of stock of the Company by providing that the Board of Directors may adopt resolutions providing for the issuance of uncertificated shares. The amendments also revised provisions relating to lost certificates and the transfer of shares to reflect the possibility that shares may be in uncertificated form.
The Bylaws were amended in order to enable the Company to comply with a New York Stock Exchange rule that requires that all securities listed on the Exchange become eligible to participate in a Direct Registration System (“DRS”). DRS allows shareholders to hold shares of the Company’s securities registered in their names without the issuance of physical stock certificates and allows them to transfer electronically shares of the Company’s securities to broker-dealers in order to effect transactions without the need to transfer physical stock certificates.
In connection with the amendment of the Bylaws effective March 19, 2008, the Board of Directors adopted resolutions providing for the issuance of uncertificated shares.
The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the amended and restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description

3.1	Del Monte Foods Company Bylaws, as amended and restated March 19, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: March 21, 2008	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Del Monte Foods Company Bylaws, as amended and restated March 19, 2008

4